Exhibit 10.01.5

FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of April 15, 2016 (this “Amendment”), among GRAÑA Y MONTERO S.A.A., as borrower (the “Borrower”) under the Credit Agreement, dated as of December 10, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Required Lenders party hereto and the Administrative Agent (each as defined below); the LENDERS party to the Credit Agreement (collectively, the “Lenders”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent under the Credit Agreement (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower has requested the Lenders to amend certain provisions of the Credit Agreement and the Required Lenders party hereto are agreeable to such request upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants set forth herein, the parties hereto agree as follows:

ARTICLE I

RATIFICATION; DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Relation to Credit Agreement; Ratification. This Amendment is entered into in accordance with Section 9.2(b) of the Credit Agreement and constitutes an integral part of the Credit Agreement. Except as amended by this Amendment, the provisions of the Credit Agreement are in all respects ratified and confirmed and shall remain in full force and effect.

Section 1.2 Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement (as amended by this Amendment) are used herein as therein defined, and the rules of interpretation set forth in Section 1.2 of the Credit Agreement shall apply mutatis mutandis to this Amendment.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

Section 2.1 Amendment to Credit Agreement. Effective as of the Amendment Effective Date (as defined below):

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions of the terms “Bridge Loan Guarantee,” “Bridge Loan Standstill and Amendment Agreement,” “Standstill Period” and “Suspended Default” therein in the corresponding alphabetical order:

““Bridge Loan Guarantee” means the Indebtedness and other obligations of the Borrower in respect of the Guarantee provided by it in connection with the Bridge Loan.

“Bridge Loan Standstill and Amendment Agreement” means the Standstill and Amendment Agreement, dated as of April 8, 2016, among the Concessionaire, the guarantors party thereto, the Borrower, Natixis New York Branch, as administrative agent, and the lenders under the Bridge Loan party thereto, as in effect on the date hereof.

“Standstill Period” shall have the meaning assigned to such term under the Bridge Loan Standstill and Amendment Agreement.

“Suspended Default” shall have the meaning assigned to such term under the Bridge Loan Standstill and Amendment Agreement.”

(b) Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of the terms “Applicable Margin” and “Permitted Encumbrances” it in their entirety with the following:

““Applicable Margin” means, for each Loan, a rate per annum equal to 4.90%.”

“Permitted Encumbrances” means (i) Liens imposed by law for taxes that are not yet due or are being Contested; (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, vendors’ salary and social security and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being Contested; (iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, disability or unemployment insurance, pensions and other social security laws or regulations; (iv) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and return-of-money bonds, tenders and other obligations of a like nature, in each case in the ordinary course of business; (v) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1(j); (vi) minor irregularities in title to real property that do not secure any monetary obligations and which do not materially interfere with the occupation, use or enjoyment by the Borrower or any of its Subsidiaries, of any of their respective properties or assets; (vii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any of its Subsidiaries; (viii) purchase money Liens created or arising over any property or asset which is acquired, constructed or created by the Borrower or any of its Subsidiaries but only if (a) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto, (b) such Lien is created or arises on or before 90 days after the completion of such acquisition, construction or creation and (c) such Lien is confined solely to the property so acquired, constructed or created; (ix) Liens in form and substance reasonably acceptable to the Administrative Agent, securing Indebtedness under the Letters of Credit; (x) Liens created pursuant to the Security Documents; (xi) Liens in existence on the date hereof and described in Schedule 1.1-II; (xii) Liens created pursuant to

Non-Recourse Subsidiary Pledge Agreements; (xiii) customary rights of setoff as to bank accounts maintained with financial institutions; and (xiv) Liens over (a) Capital Stock of (x) GMD S.A., and/or (y) Negocios de Gas S.A. or the Concessionaire held by Negocios de Gas S.A., and (b) cash deposits not exceeding U.S.$30,000,000 (or the Dollar Equivalent thereof), in each case, securing Indebtedness of the Borrower under the Bridge Loan Guarantee or (in the case of clause (a) above only) the Converted Term Loan Financing Documents, provided, however, that except as expressly contemplated by clauses (viii) through (xii) and clause (xiv) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.”

(c) Section 3.26(a) of the Credit Agreement is hereby amended by adding the following at the end of the last sentence thereof:

“, other than, at any time during the Standstill Period, the Suspended Default.”

(d) Section 4.2 of the Credit Agreement is hereby amended by,

(i) adding the following to the last sentence of clause (e)(ii) thereof:

“; other than the Suspended Default; provided that (i) the continuation conditions set forth in Annex A of the Bridge Loan Standstill and Amendment Agreement shall have been satisfied prior to such Borrowing Date, pursuant to the terms and conditions of the Bridge Loan Standstill and Amendment Agreement, and the Administrative Agent shall have received documentation in form and substance satisfactory to the Administrative Agent to such effect; and (ii) the Standstill Period shall not have expired.”

(ii) replacing clauses (h) and (i) thereof in their entirety with the following:

“(h) Closing of Gasoducto Sur Peruano Financing. With respect to any borrowing of the Loans on any Borrowing Date exceeding (together with all prior borrowing of the Loans hereunder, and regardless of any prepayment of the Loans on or prior to such Borrowing Date) U.S.$150,000,000, (a) the Closing Date (as defined in the Term Loan Term Sheet) of the Gasoducto Sur Peruano Pipeline Financing shall have occurred prior to such Borrowing Date, and (b) arrangements in substance and form reasonably satisfactory to the Required Lenders shall have been made by the parties to the Gasoducto Sur Peruano Pipeline Financing, for the funding of the loans thereunder in an amount sufficient to refinance in full the Bridge Loan to occur prior to the expiration of the Standstill Period.

(i) [Reserved]”

(e) Article V of the Credit Agreement is hereby amended by adding the following new Sections 5.16 and 5.17 therein:

“Section 5.16 Most Favored Terms. If at any time any Converted Term Loan Financing Document shall include any term or condition (including, without limitation, pricing, covenants, events of default and prepayment events, but excluding tenor), not set forth in the Financing Documents or that would be more beneficial to the Lenders than any analogous provision contained in this Agreement (any such term or condition, an “Additional Provision”), then the Borrower shall substantially concurrently with (and on the same date on which such Additional Provision becomes effective under the Converted Term Loan) provide written notice thereof to the Administrative Agent setting forth a description in reasonable detail of such Additional Provision. Thereupon, unless waived in writing by the Required Lenders within five days of receipt of such notice by the Required Lenders, such Additional Provision (and any related definitions) shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis (including any grace period, if applicable, with respect thereto), as if set forth fully herein, without any further action required on the part of any Person, effective as of the date when such Additional Provision became effective under the Converted Term Loan. Thereafter upon the request of the Administrative Agent, the Borrower shall enter into any additional agreement or amendment to this Agreement reasonably satisfactory to the Administrative Agent evidencing any of the foregoing.

Section 5.17 Amendments under the Bridge Loan Guarantee. The Borrower shall use commercially reasonable efforts to amend, as promptly as reasonably practicable, the Bridge Loan Guarantee to provide that, in the event that any obligation under the Bridge Loan Guarantee is not paid in full by the date the Borrower is required to pay such obligation pursuant to the terms thereof (the “reference date”), (a) all cash collateral posted pursuant to clause (xiv) of the definition of the term “Permitted Encumbrances” shall be applied towards the payment of the Borrower’s obligations under the Bridge Loan Guarantee and (b) all remaining outstanding Indebtedness of the Borrower under the Bridge Loan Guarantee shall, effective on the reference date, be automatically converted (without need of consent of any lender thereof or any other action by any party thereto) into a term loan facility of the Borrower maturing on the third anniversary of the reference date and having an average life to maturity greater than 18 months, which converted term loan shall not exceed an aggregate principal amount of U.S.$90,000,000 (the “Converted Term Loan”) (the definitive documentation evidencing such amendments, the “Converted Term Loan Financing Documents”).”

(f) Section 6.6(a) of the Credit Agreement is hereby amended by adding the following new clause (ix) at the end thereof:

“(ix) Without duplication of (and in lieu of) Indebtedness of the Borrower under the Bridge Loan Guarantee, Indebtedness under the Converted Term Loan Financing Documents.”

(g) Section 6.12 of the Credit Agreement is hereby amended by adding the following new clause (d) at the end thereof:

“(d) The Borrower shall not, and shall not permit any of its Subsidiaries to, amend, supplement, or otherwise modify any Converted Term Loan Financing Document or any of the Borrower’s obligations under the Bridge Loan Guarantee (including, without limitation, the scope or guaranteed amount thereof), without the prior written consent of the Required Lenders, other than any such amendment or supplement that would not adversely affect the interests of the Lenders hereunder in any material respect.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section 3.1 Authorization. Enforceability. The execution, delivery and performance by the Borrower of this Amendment is within such Person’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally, or by equitable principles relating to enforceability (regardless of whether enforcement thereof is sought in a proceeding at law or in equity).

Section 3.2 Governmental Approvals, No Conflict.

(a) All governmental authorizations, if any, and actions of any kind necessary for the due execution, delivery and performance by the Borrower of this Amendment, or required for the validity or enforceability against the Borrower of this Amendment, have been obtained or performed and are valid and subsisting in full force and effect, and the performance thereof as well as the continuing obligations of the Borrower in connection therewith do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority.

(b) This Amendment, the performance thereof and the continuing obligations of the Borrower under or in connection with this Amendment do not and will not violate any Applicable Law, judgment, award, injunction, or similar legal restriction or the memorandum and articles of association, charter, by-laws, estatuto social or other organizational documents of the Borrower or any order of any Governmental Authority.

Section 3.3 Bridge Loan Standstill and Amendment Agreement. The Borrower has made available to the Administrative Agent a true, correct and complete copy of the Bridge Loan Standstill and Amendment Agreement (as defined in the Credit Agreement after giving effect to the Amendment Effective Date) as in effect on the date hereof. The Bridge Loan Standstill and Amendment Agreement has been validly authorized, executed and delivered by each of the Borrower and each party thereto and constitutes the valid and binding obligation of each of the Borrower and each party thereto in accordance with the terms thereof. No default has occurred and is continuing under the Bridge Loan Standstill and Amendment Agreement.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

Section 4.1 Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of each of the following conditions on or prior to the date hereof in a manner satisfactory to the Administrative Agent and the Lenders:

(a) Execution of Amendment. The Administrative Agent shall have received a true, correct and complete copy of this Amendment, duly executed and delivered by a duly authorized officer of each party hereto.

(b) No Material Adverse Effect. No event, development or circumstance shall have occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(c) No Default. No event, act or condition shall have occurred and be continuing which constitutes a Default or Event of Default.

(d) Bridge Loan Standstill and Amendment Agreement. The Administrative Agent shall have received a true, correct and complete copy of the Bridge Loan Standstill and Amendment Agreement (as defined in the Credit Agreement after giving effect to the Amendment Effective Date).

(e) Representations and Warranties. Each of the representations and warranties of the Borrower set out in the Credit Agreement (as amended by this Amendment), in this Amendment and in each of the other Financing Documents to which it is a party shall be true and correct in all material respects as of the date hereof, as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case, they shall be true and correct in all material respects as of such earlier date.

(f) Taxes. All applicable taxes and stamp duties due and payable, if any, arising in connection with the execution, delivery and performance of this Amendment, and the other Financing Documents shall have been paid in full.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. All notices, requests and other communications to any party hereto shall be given or served in the manner contemplated in Section 9.1 of the Credit Agreement.

Section 5.2 No Waiver; Status of Financing Documents. This Amendment shall not constitute an amendment, supplement or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, supplement, waiver or consent to any action on the part of any party hereto that would require an amendment, supplement, waiver or consent of the Lenders except as expressly stated herein. Except as expressly amended, supplemented or waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. No failure or delay on the part of the Lenders in the exercise of any power, right or privilege hereunder or under any other Financing Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Amendment and the other Financing Documents are cumulative to, and not exclusive of, any rights or remedies available at equity or law. Nothing in this Amendment shall constitute a novation of the Borrowers’ obligations under the Credit Agreement or any other Financing Document.

Section 5.3 Amendment. This Amendment may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Section 5.4 Amendment Binding. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and permitted assigns of the parties hereto.

Section 5.5 Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 5.6 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of laws principles.

Section 5.7 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by e-mail in portable document format (.pdf) or facsimile (with acknowledgment of receipt) will be effective as delivery of a manually executed counterpart of this Amendment.

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Signature Page

Fifth Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

Yours truly,

GRAÑA Y MONTERO S.A.A., as Borrower

By:	/s/ Luis Diaz
Luis Diaz
Chief Operating Officer

By:	/s/ Monica Miloslavich Hart
Monica Miloslavich Hart
Chief Financial Officer

Signature Page

Fifth Amendment to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Administrative Agent

By:	/s/ Michael Jakob
Michael Jakob
Director

By:	/s/ Martin Cameo
Martin Cameo
Managing Director

Signature Page

Fifth Amendment to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Lender

By:	/s/ Michael Jakob
Michael Jakob
Director

By:	/s/ Martin Cameo
Martin Cameo
Managing Director

Signature Page

Fifth Amendment to Credit Agreement

BANCO DE OCCIDENTE (PANAMA), S.A., as Lender

By:	/s/ Carlos Echeverri
Carlos Echeverri
General Manager